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                 ACKNOWLEDGEMENT OF 2005 EXTENDED MATURITY DATE

Virbac Corporation, PM Resources, Inc., St. Jon Laboratories, Inc., Francodex Laboratories, Inc., Delmarva Laboratories, Inc. and Virbac AH, Inc. are the Borrowers under the Secured Subordinated Promissory Note dated as of April 9, 2004 and the Secured Subordinated Promissory Note dated April 29, 2004 and the Secured Subordinated Promissory Note dated May 27, 2004, all in favor of Virbac S.A. (the "Notes"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Notes.

Under Section 2(b) of the Notes, the Maturity Date may only be extended for three periods of three months. The third and final Extended Maturity Date of the Notes is April 9, 2005. Therefore, Virbac S.A., in accordance with Section 4(c) of the Notes, agrees to modify Section 2(b) of the Notes so that the Notes may be automatically extended for up to five periods of three months, thus extending the Notes' final Extended Maturity Date to October 9, 2005. Additionally, under
Section 2(b) of the Notes, as modified herein, Virbac S.A. hereby agrees to extend the Extended Maturity Date under the Notes to July 9, 2005. Under Section 2(b) of the Notes, as modified herein, on July 9, 2005 the Extended Maturity Date of the Notes may be extended for one period of 3 months, to October 9, 2005.

Agreed to and acknowledged by:

VIRBAC S.A.

/s/ Eric Maree                                  February 8, 2005
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Name: Eric Maree                                      Date
Title: President of the Management Board